UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2023

BORGWARNER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.00% Senior Notes due 2031	BWA31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 3, 2023 (the “Distribution Date”), at 5:00 p.m. Eastern Daylight time, BorgWarner Inc. (the “Company”, “we,” “us,” or “our”) completed the previously announced separation of our Fuel Systems and Aftermarket businesses by way of a distribution of 100% of the outstanding shares of common stock of PHINIA Inc. (“PHINIA”) to holders of record of common stock of the Company on a pro rata basis (the “Spin-Off”). Each holder of record of common stock of the Company received one share of PHINIA common stock for every five shares of common stock of the Company held on June 23, 2023, the record date for the distribution. In lieu of fractional shares of PHINIA, shareholders of the Company will receive cash.

In connection with the Spin-Off, the Company entered into several agreements with PHINIA on or prior to the Distribution Date that, among other things, provide a framework for the Company’s relationship with PHINIA after the Spin-Off, including the following agreements:

•	a Separation and Distribution Agreement;

•	a Transition Services Agreement;

•	a Tax Matters Agreement;

•	an Employee Matters Agreement; and

•	an Intellectual Property Cross-License Agreement.

The descriptions included below of the Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement and Intellectual Property Cross-License Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1,10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Separation and Distribution Agreement

We entered into a Separation and Distribution Agreement with PHINIA on July 2, 2023, before the distribution. The Separation and Distribution Agreement sets forth our agreements with PHINIA regarding the principal actions taken in connection with the Spin-Off. It also sets forth other agreements that govern aspects of our relationship with PHINIA following the Spin-Off.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies certain transfers of assets and assumptions of liabilities that were necessary in advance of PHINIA’s separation from us so that we and PHINIA retain the assets of, and the liabilities associated with, our respective businesses. The Separation and Distribution Agreement generally provides that the assets that PHINIA received in the Spin-Off consist of those exclusively related to its current business and operations or otherwise allocated to its business through a process of dividing shared assets. The liabilities assumed by PHINIA in connection with the Spin-Off generally consist of those related to the assets comprising its business or to the past and future operations of its business, including locations used in its current operations. The Separation and Distribution Agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between us and PHINIA.

Cash Adjustment

PHINIA’s cash balance at the time of the Spin-Off was targeted to be approximately $300 million, subject to a cash adjustment. The Separation and Distribution Agreement provides for a post-distribution cash adjustment payment by us or PHINIA to the other to be calculated by us based primarily on the differences between the estimated and actual amounts of (1) PHINIA’s businesses’ capital expenditures during 2023 prior to the Distribution Date relative to budgeted amounts and (2) PHINIA’s working capital levels.

Internal Restructuring

The Separation and Distribution Agreement describes certain actions related to PHINIA’s separation from us that occurred prior to the Spin-Off, including the contribution by us to PHINIA of the assets and liabilities that comprise PHINIA’s business.

Intercompany Arrangements

All agreements, arrangements, commitments and understandings between us and our subsidiaries, on the one hand, and PHINIA and its subsidiaries, on the other hand, terminated and/or were repaid effective as of the Distribution Date, except specified agreements and arrangements that are intended to survive the Spin-Off and most intercompany accounts payable or accounts receivable, which will be paid and settled by the parties and their respective subsidiaries on the earlier of the date that they are otherwise due in accordance with their terms or August 31, 2023. The parent entity (PHINIA or us) of the consolidated group of companies that has net positive receipts in that post-Spin-Off settlement process will then reimburse the other parent entity that net receipts amount so that the combined settlement and reimbursement process will have no net financial impact on us and our post-Spin-Off subsidiaries as a consolidated group.

Credit Support

In accordance with the Separation and Distribution Agreement, PHINIA arranged, prior to the Spin-Off, for the termination or replacement of all guarantees, bank provided guarantees, covenants, indemnities, surety bonds, letters of credit or similar assurances of credit support that were provided by or through us or any of our subsidiaries for the benefit of PHINIA or any of its subsidiaries.

Representations and Warranties

In general, neither we nor PHINIA made any representations or warranties regarding any assets or liabilities transferred or assumed (including with respect to the sufficiency of assets for the conduct of PHINIA’s business), any notices, consents or governmental approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets or liabilities transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets have been, or will be, transferred on an “as is,” “where is” basis.

Further Assurances

The parties agreed to use commercially reasonable efforts to effect any transfers contemplated by the Separation and Distribution Agreement that have not been consummated prior to the Spin-Off. In addition, the parties will use commercially reasonable efforts to effect any transfer or re-transfer of any asset or liability that was improperly transferred or retained.

The Spin-Off

The Separation and Distribution Agreement governs PHINIA’s and our respective rights and obligations regarding the Spin-Off. On or prior to the Distribution Date, we delivered 100% of the issued and outstanding shares of PHINIA’ s common stock to a distribution agent. The distribution agent will be responsible for the distribution of PHINIA’s common stock pursuant to a separate distribution agent agreement between us and the distribution agent. On or as soon as practicable following the Distribution Date, the distribution agent electronically delivered or will electronically deliver the shares of PHINIA’s common stock to our stockholders based on the distribution ratio. Our board of directors (the “Board”) determined the Record Date and the Distribution Date. In addition, we, at any time until the distribution, had the ability to decide to abandon the Spin-Off or modify or change the terms of the Spin-Off.

Conditions

The Separation and Distribution Agreement also provides that several conditions must have been satisfied or, to the extent permitted by law, waived by us, in our sole and absolute discretion, before the distribution could occur. All conditions to the Separation and Distribution Agreement were satisfied at or prior to the distribution.

Exchange of Information

We and PHINIA each agreed to provide each other with information reasonably needed to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority and requested by the other party for use in judicial, regulatory, administrative and other proceedings or to satisfy audit, accounting, litigation and other similar requirements. We and PHINIA also each agreed to use commercially reasonable efforts to retain such information in accordance with specified record retention policies. Each party also agreed to use its commercially reasonable efforts to assist the other with its financial reporting and audit obligations.

Termination

The Board, in its sole and absolute discretion, had the ability to terminate the Separation and Distribution Agreement at any time prior to the distribution.

Release of Claims

We and PHINIA each agreed to release the other and its affiliates, successors and assigns, and all persons that prior to the Spin-Off have been the other’s stockholders, fiduciaries, directors, trustees, counsel, officers, members, managers, employees, agents, and certain other parties, and their respective heirs, executors, administrators, successors, and assigns, from any and all liabilities, whether at law or in equity (including any right of contribution), whether arising under any contract, by operation of law or otherwise, existing or arising from any acts or events occurring, or failing to occur, or alleged to have occurred, or to have failed to occur, or any conditions existing or alleged to have existed on or before completion of the Spin-Off, including in connection with the Spin-Off and all other activities to implement the Spin-Off. The releases do not extend to obligations or liabilities under the Separation and Distribution Agreement or any of the other agreements between us and PHINIA entered into in connection with the Spin-Off, to any other agreements between us and PHINIA that remain in effect following the separation pursuant to the Separation and Distribution Agreement or any ancillary agreement or to certain other obligations or liabilities specified in the Separation and Distribution Agreement.

Indemnification

We and PHINIA each agreed to indemnify the other and each of the other’s current and former directors, officers and employees, and each of the heirs, executors, administrators, successors and assigns of any of them, against certain liabilities incurred in connection with the Spin-Off and our and PHINIA’s respective businesses. The amount of either PHINIA’s or our indemnification obligations will be reduced by any net insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement also specifies procedures regarding claims subject to indemnification.

Transition Services Agreement

We entered into a Transition Services Agreement pursuant to which we will provide PHINIA, and PHINIA will provide us, with certain specified services for a limited time with the objective of ensuring an orderly transition following the Spin-Off. The services we will provide consist of digital technology, human resources, supply chain, finance and real estate services, among others. The services that PHINIA will provide will consist of engineering and human resources services, among others. The services are generally intended to be provided for a period no longer than 12 months following the Spin-Off. The Transition Services Agreement provides for customary termination provisions, including if the other party fails to cure a material breach of its obligations within an agreed period of time. The parties may otherwise negotiate mutually agreed reductions in the scope or early terminations of services received. The Transition Services Agreement provides for customary indemnification and limits on liability. Given the short-term nature of the Transition Services Agreement, PHINIA is in the process of increasing its internal capabilities to eliminate reliance on us for the transition services we will provide PHINIA as quickly as possible following the Spin-Off.

Tax Matters Agreement

We entered into a Tax Matters Agreement with PHINIA that governs the respective rights, responsibilities and obligations of PHINIA and us after the Spin-Off with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests).

The Tax Matters Agreement generally provides that we will be responsible and will indemnify PHINIA for taxes imposed on a joint-return basis or separate-return basis relating to the Fuel Systems and Aftermarket businesses for periods preceding completion of the Spin-Off, subject to certain exceptions. PHINIA will be responsible and will indemnify us for certain taxes imposed on a joint-return basis relating to the Fuel Systems and Aftermarket businesses for periods preceding completion of the Spin-Off, all taxes imposed on a separate-return basis on PHINIA or its subsidiaries (after giving effect to the Spin-Off) for periods following the Spin-Off and all other taxes relating to the Fuel Systems and Aftermarket businesses for all periods following the Spin-Off.

In addition, the Tax Matters Agreement addresses the allocation of liability for taxes that are incurred as a result of restructuring activities undertaken to effectuate the Spin-Off. The Tax Matters Agreement also provides that PHINIA will be required to indemnify us for any taxes (and reasonable expenses) resulting from the failure of the contribution by BorgWarner Inc. to PHINIA Inc. of the assets and liabilities that comprise our business, the distribution and related internal restructuring transactions to qualify for their respective tax treatments the Tax Matters Agreement contemplates under U.S. federal, state and local income tax law as well as foreign tax law, where such taxes result from (1) breaches of representations and covenants PHINIA makes and agrees to in connection with the Spin-Off, (2) the application of certain provisions of U.S. federal income tax law to these transactions, or (3) any other action or omission (other than actions expressly required or permitted by the Separation and Distribution Agreement, the Tax Matters Agreement or other ancillary agreements) PHINIA takes or fails to take after the Spin-Off that gives rise to these taxes. We have the exclusive right to control the conduct of any audit or contest relating to these taxes, but PHINIA has notification and information rights regarding our conduct of any such audit or contest to the extent that PHINIA could be liable for taxes under the Tax Matters Agreement as a result of such audit or contest.

The Tax Matters Agreement imposes certain restrictions on PHINIA and its subsidiaries (including restrictions on share issuances, redemptions or repurchases, mergers or other business combinations, sales of assets and similar transactions) that are intended to preserve the tax-free nature of the Spin-Off and certain related transactions. Under the Tax Matters Agreement, these restrictions apply for two years following the Spin-Off, unless we obtain a private letter ruling from the IRS or an opinion of counsel, in each case acceptable to us in our discretion, that the restricted action would not impact the tax-free treatment of the Spin-Off or other transaction, or unless we otherwise give our consent for PHINIA to take a restricted action in its discretion. Even if such a private letter ruling or opinion is obtained, or we otherwise consent to PHINIA taking an otherwise restricted action, PHINIA will remain liable to indemnify us in the event such restricted action gives rise to an otherwise indemnifiable liability.

Employee Matters Agreement

We entered into an Employee Matters Agreement with PHINIA that provides certain protections for PHINIA’s employees and former employees, sets forth the timing and general responsibilities related to the split of assets and liabilities of certain of our employee benefit and compensation plans and provides for mutual two-year non-solicitation obligations with respect to employees, with customary exceptions.

For example, for at least 12 months after the Spin-Off for U.S. PHINIA employees (and for longer periods as may be required by law), PHINIA will continue to provide its employees with at least the same salary/wages and cash incentive compensation opportunities in effect immediately prior to completion of the Spin-Off. During that period, PHINIA will also continue to offer employee benefits that are substantially similar, in the aggregate, to those in effect immediately prior to completion of the Spin-Off and recognize prior service credit for all employees employed by PHINIA on the Distribution Date.

Except as specifically provided in the Employee Matters Agreement, PHINIA will generally be responsible for all employment, employee compensation and employee benefits-related liabilities relating to employees, former employees and other individuals allocated to PHINIA. For these individuals, PHINIA will assume certain assets and liabilities with respect to our U.S. and non-U.S. benefit plans, including a majority of the assets and liabilities of our non-U.S. pension plans.

The Employee Matters Agreement incorporates the indemnification provisions contained in the Separation and Distribution Agreement and provides that PHINIA will indemnify us for certain liabilities associated with the failure to comply with PHINIA’s obligations under the Employee Matters Agreement, for any employment liabilities related to employees, former employees and other individuals allocated to PHINIA that cannot be assumed, retained, transferred or assigned as a matter of law, and for claims related to PHINIA’s adoption or assumption of certain employee benefit and compensation plans and any future actions that PHINIA take with respect to those plans.

The Employee Matters Agreement also reflects the adjustment of outstanding equity-based awards granted by us prior to completion of the Spin-Off.

Intellectual Property Cross-License Agreements

We entered into intellectual property agreements with PHINIA pursuant to which we granted to PHINIA, and PHINIA granted us, licenses under certain patents and other intellectual property rights that are used by the Fuel Systems and Aftermarket businesses but that are owned or being retained by us or that are currently being used in our retained businesses that were assigned to or owned by PHINIA.

We granted to PHINIA perpetual, non-exclusive, royalty-free licenses to use and exploit certain intellectual property rights (excluding trademarks and domain names), the ownership of which is being retained by us, that are currently being used by PHINIA’s business. Additionally, PHINIA granted to us perpetual, non-exclusive, royalty-free licenses to use and exploit certain intellectual property rights (excluding trademarks and domain names) that are owned by or assigned to PHINIA that are currently being used in our retained businesses.

The field of use for the foregoing intellectual property rights licensed by us to PHINIA will generally be for the Fuel Systems and the Aftermarket businesses. The field of use for the foregoing intellectual property rights licensed by PHINIA to us will be primarily for our retained starters and alternators business. The licenses granted to us and PHINIA are generally transferable with any sale or transfer of an entity or line of business that utilizes the relevant intellectual property, and the transferred license will be limited to the business, products and services as conducted by the transferred entity or line of business as of the date of the transfer.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are being filed as part of this Report.

Exhibit Number	Description

2.1	Separation and Distribution Agreement, dated July 2, 2023, by and between the Company and PHINIA.

10.1	Transition Services Agreement, dated July 2, 2023, by and between the Company. and PHINIA.

10.2	Tax Matters Agreement, dated July 2, 2023, by and between the Company and PHINIA.

10.3	Employee Matters Agreement, dated July 2, 2023, by and between the Company and PHINIA.

10.4	Intellectual Property Cross-License Agreement, dated July 2, 2023, by and between the Company, Delphi Technologies IP Limited, PHINIA Technologies, Inc. and BorgWarner Luxembourg Operations S.A.R.L.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: July 7, 2023	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary